Exhibit 99.1


                              Attachment to Form 4


                             JOINT FILER INFORMATION


Name and Address:                       Third Point Advisors II L.L.C.
                                        390 Park Avenue
                                        New York, New York  10022


Date of Earliest Transaction
    Required to be Reported             10/01/2009
Issuer and Ticker Symbol:               Stream Global Services, Inc.  (OOO)
Relationship to Issuer:                 10% Owner (1)
Designated Filer:                       Third Point Offshore Master Fund, L.P.